UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

CDRV INVESTORS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-124100	56-2445503
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1310 Goshen Parkway
P.O. Box 2656
West Chester, PA	19380
(Address of principal executive offices)	(zip code)

(610) 431-1700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                   On December 20, 2006, VWR International, Inc. (“VWR International”), the indirect, wholly-owned subsidiary of CDRV Investors, Inc., and John Ballbach, VWR International’s President and Chief Executive Officer, entered into a letter agreement (the “Amendment”) amending the terms of Mr. Ballbach’s employment letter dated as of October 17, 2005, as amended February 22, 2006 (the “Employment Letter”). The Amendment provides that VWR International will cause its provider of employee relocation services to purchase Mr. Ballbach’s former house at its current fair market value of $970,000. VWR International has agreed with such provider that the house will be resold and any difference in the resale price will be for the benefit of, or will be the responsibility of, VWR International. In recognition of the decrease in the fair market value of the house, VWR International also agreed to pay Mr. Ballbach a special one-time bonus of $92,500. The Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit
Number	Description
10.1	Amendment, dated December 20, 2006, to Employment Agreement between VWR International, Inc. and John M. Ballbach

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CDRV INVESTORS, INC.

Date: December 22, 2006	By:	/s/ George Van Kula
Name: George Van Kula
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment, dated December 20, 2006, to Employment Agreement between VWR International, Inc. and John M. Ballbach